Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form F-1 (No. 333-272274), Form S-8 (No. 333-287201) and Form F-3 (No. 333-287428) of our report dated March 26, 2026, relating to the consolidated financial statements of Chaince Digital Holdings Inc. (formerly known as “Mercurity Fintech Holding Inc.”), appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ TANG QIAN & ASSOCIATES

TANG QIAN & ASSOCIATES PLLC
Dallas, Texas
March 26, 2026